Exhibit 21

BIOGEN INC.

The following is a list of subsidiaries of Biogen Inc. as of December 31, 2015, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

SUBSIDIARY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Biogen MA Inc.	Massachusetts
Biogen Realty Corporation	Massachusetts
Biogen Realty Limited Partnership	Massachusetts
Biogen U.S. Corporation	Massachusetts
Biogen U.S. Limited Partnership	Massachusetts
Biogen Foundation Inc.	Massachusetts
Biogen (RTP) Realty LLC	Delaware
Biogen Hemophilia Inc.	Delaware
Biogen Holding I LLC	Delaware
Biogen Holding II LLC	Delaware
Biogen Idec Nobel Research Center, LLC	Delaware
Biogen Manufacturing Holding LLC	Delaware
Biogen New Ventures Inc.	Delaware
Biogen SRO Inc.	Delaware
Biogen Therapeutics Inc.	Delaware
Biogen U.S. Pacific LLC	Delaware
Biogen U.S. West Corporation	Delaware
Conforma Therapeutics Corporation	Delaware
Stromedix, Inc.	Delaware
Biogen (Argentina) SRL	Argentina
Biogen Australia PTY Ltd	Australia
Biogen Austria GmbH	Austria
Biogen Belgium N.V./S.A.	Belgium
Biogen International Holding Limited	Bermuda
Biogen Brasil Produtos Farmaceuticos LTDA	Brazil
Biogen Canada Inc.	Canada
Biogen Chile Spa	Chile
Biogen Idec Pharmaceutical Consultancy (Shanghai) Co., Ltd.	China
Biogen (Czech Republic) s.r.o.	Czech Republic
Biogen (Denmark) A/S	Denmark
Biogen (Denmark) Manufacturing ApS	Denmark
Biogen Holding APS	Denmark
Biogen (Denmark) New Manufacturing ApS	Denmark
Biogen Finland OY	Finland
Biogen France S.A.S.	France
Biogen GmbH	Germany
Biogen Idec (Hong Kong) Limited	Hong Kong
Biogen Hungary KFT	Hungary
Biogen Idec Biotech India Pvt. Ltd.	India
Biogen Idec (Ireland) Ltd.	Ireland
Biogen Italia SRL	Italy

Biogen Japan Ltd.	Japan
Biogen Luxembourg Holding SARL	Luxembourg
Biogen Mexico S. DE R.L. DE C.V.	Mexico
Biogen NZ Biopharma Ltd.	New Zealand
Biogen Norway AS	Norway
Biogen Poland Sp. z.o.o	Poland
Biogen Portugal Sociedade Farmaceutica, Unipessoal, Lda.	Portugal
Biogen (Singapore) Pte Ltd	Singapore
Biogen Slovakia s.r.o.	Slovak Republic
Biogen Pharma, farmacevtska in biotehnoloska druzba d.o.o	Slovenia
Biogen Spain, S.L.	Spain
Fundacion Biogen	Spain
Biogen Sweden AB	Sweden
Biogen International GmbH	Switzerland
Biogen International Neuroscience GmbH	Switzerland
Biogen Management Services GmbH	Switzerland
Biogen Swiss Manufacturing GmbH	Switzerland
Biogen Switzerland AG	Switzerland
Biogen Switzerland Holdings GmbH	Switzerland
Eidetica Biopharma GmbH	Switzerland
Biogen B.V.	The Netherlands
Biogen Netherlands B.V.	The Netherlands
Biogen Idec Ltd.	UK
Biogen Idec Research Ltd.	UK
Convergence Pharmaceuticals Ltd.	UK
Convergence Pharmaceuticals Holdings Ltd.	UK
Old Convergence Pharmaceuticals Ltd.	UK
Panion Ltd.	UK
Silver Acquisition Co. Ltd.	UK
Biogen Idec Uruguay SA	Uruguay